Exhibit 10.3

FORM OF

ESCROW AGREEMENT

This Escrow Agreement dated this ____________, 2021 ("Escrow Agreement"), is entered into by the persons signing this agreement (the "Investors") and Hart & Hart, LLC, Escrow Agent (“H&H”), collectively referred to herein as the “Parties” and each a “Party”), pertaining to Fourth Wave Energy, Inc. (the “Company”).

1. ESTABLISHMENT OF ESCROW

Each Investor agrees to deposit with the Escrow Agent the amount (the "Escrow Amounts") shown opposite such Investor's name on Exhibit A. If the Company signs the definitive merger agreement with Edgemode, Inc. by December 31, 2021 the Escrow Amounts will be delivered to the Company. Following delivery of the Escrow Amounts to the Company, the Company will deliver to each Investor a Convertible Promissory Note in the form of Exhibit B and a warrant in the form of Exhibit C. For each $10.00 deposited by an Investor the warrant to be delivered to the Investor will entitle the Investor to purchase five shares of the Company's common stock at a price of $0.50 per share.

If the Company does not sign the definitive merger agreement with Edgemode, Inc. by December 31, 2021 the Escrow Amounts will be returned to the Investors without interest or deduction.

2. DUTIES OF ESCROW AGENT

(a)       Escrow Agent shall not be under any duty to give the Escrow Amounts held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)        Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney’s fees.

(c)        Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(d)        Escrow Agent does not have any interest in the Escrow Amounts but is serving as escrow holder. Escrow Agent represents the Company in numerous matters which Investors acknowledge.

(e)        Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any document or instrument held by or delivered to it.

(f)       Escrow Agent may at any time resign as such by delivering the Escrow Amounts to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Amounts until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

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(g)       In the event of any disagreement between any of the parties hereto resulting in adverse claims or demands being made in connection with the Escrow Amounts or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Amounts until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Amounts or (ii) a written agreement executed by the affected parties hereto directing delivery of the Escrow Amounts, in which event Escrow Agent shall disburse the Escrow Amounts in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and the legal opinion without further question.

(h)       The Investors and the Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees incurred in connection with the performance of its duties and responsibilities hereunder.

3. LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

4. OWNERSHIP FOR TAX PURPOSES

Each of the parties agrees that for purposes of federal and other taxes based on income Investors will report all income, if any, that is earned on, or derived from, the Escrow Amounts as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

5. NOTICES

Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by email or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Investors:

As shown on Exhibit A

If to Escrow Agent:

William T. Hart

Hart & Hart, LC

1624 Washington St.

Denver, CO 80203

Email: harttrinen@aol.com

6. JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

7. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be original and all of which, when taken together, will be deemed to constitute one and the same.

8. SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

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9. WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

10. EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Seller, Purchaser and the Escrow Agent.

11. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Colorado, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ESCROW AGENT: HART & HART, LLC By: _______________________________________ Name: William T. Hart INVESTORS: By:_______________________________________ Name:

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EXHIBIT A

Investor
	Amount	Address,
	Deposited	Phone
Name of Investor	by Investor	and Email

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